EXHIBIT 99.1

Simmons First National Corporation Declares $0.20 Per Share Dividend

PINE BLUFF, Ark., Aug. 31, 2012 (GLOBE NEWSWIRE) -- Simmons First National Corporation's (Nasdaq:SFNC) Board of Directors declared a regular $0.20 per share quarterly cash dividend payable October 1, 2012, to shareholders of record September 14, 2012. This dividend represents a $0.01 per share, or 5.3% increase over the dividend paid for the same period in 2011.

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities in Arkansas, Missouri and Kansas.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT: DAVID W. GARNER
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000